Exhibit 21

Genworth Financial, Inc.’s subsidiaries are listed below. Except where noted below, Genworth Financial, Inc. owns, directly or indirectly, 100% of the outstanding shares of these companies (including, with respect to certain companies, shares in names of nominees and qualifying shares in names of directors).

Name	Domicile
American Agriculturist Services, Inc.	New York
American Mayflower Life Insurance Company of New York	New York
Assigned Settlement, Inc.	Virginia
Assocred SA	France
Brookfield Life Assurance Company Limited	Bermuda
California Benefits Dental Plan	California
Capital Brokerage Corporation (also doing business as GE Capital Brokerage Corporation (Indiana))	Washington
Centurion Capital Group Inc.	Arizona
Centurion Financial Advisers Inc.	Delaware
Centurion-Hesse Investment Management Corp.	Delaware
Centurion-Hinds Investment Management Corp.	Delaware
CFI Administrators Limited	Ireland
CFI Pensions Trustees Limited	England
Consolidated Insurance Group Limited	England
Dental Holdings, Inc.	Connecticut
F.I.G. Ireland Limited	Ireland
Federal Home Life Insurance Company	Virginia
Fee For Service, Inc. (also doing business as Fee For Service Insurance Agency (Texas))	Florida
FFRL Re Corp.	Virginia
Financial Assurance Company Limited	England
Financial Insurance Company Limited	England
Financial Insurance Group Services Ltd.	England
Financial Insurance Guernsey PCC Limited	Guernsey
First Colony Life Insurance Company	Virginia
GE Capital Life Assurance Company of New York	New York
GE Financial Assurance, Compania de Seguros y Reaseguros de Vida S.A.	Spain
GE Financial Insurance, Compania de Seguros y Reaseguros S.A.	Spain
GE Financial Trust Company	Arizona
GE Group Administrators, Inc. (also doing business as GE Administrators (California))	Delaware
GE Group Life Assurance Company	Connecticut
GE Group Retirement, Inc.	Connecticut
GE Life and Annuity Assurance Company	Virginia
GE Mortgage Contract Services, Inc.	Delaware
GE Mortgage Holdings, LLC	North Carolina

Exhibit 21

GE Mortgage Insurance (Guernsey) Limited	Guernsey
GE Mortgage Insurance Company Pty Ltd	Australia

GE Mortgage Insurance Finance Holdings Pty Ltd	Australia
GE Mortgage Insurance Finance Pty Ltd	Australia
GE Mortgage Insurance Holdings Pty Ltd	Australia
GE Mortgage Insurance Limited	England
GE Mortgage Reinsurance Corporation of North Carolina	North Carolina
GE Mortgage Services Limited	England
GE Mortgage Solutions Limited	England
GE Private Asset Management, Inc.	California
GE Residential Mortgage Insurance Corporation of North Carolina	North Carolina
GE Seguros S.A. de C.V. (1)	Mexico
GECLANY Real Estate Holding, LLC	Delaware
GEFA Special Purpose Five, LLC	Delaware
GEFA Special Purpose Four, LLC	Delaware
GEFA Special Purpose One, LLC	Delaware
GEFA Special Purpose Six, LLC	Delaware
GEFA Special Purpose Three, LLC	Delaware
GEFA Special Purpose Two, LLC	Delaware
GEFA UK Finance Limited	England
GEFA UK Holdings Ltd	England
GEMIC Holdings Company	Canada
General Electric Capital Assurance Company (also doing business as GECA (New York))	Delaware
General Electric Home Equity Insurance Corporation of North Carolina	North Carolina
General Electric Mortgage Insurance Corporation	North Carolina
General Electric Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Center for Financial Learning, LLC	Delaware
Genworth Financial Asset Management, LLC	Virginia
Genworth Financial International Holdings, Inc.	Delaware
Genworth Financial Mortgage Funding Corporation	Delaware
Genworth Financial Mortgage Insurance Company Canada	Canada
Genworth Financial, Inc.	Delaware
GFCM LLC	Delaware
GNA Corporation	Washington
GNA Distributors, Inc.	Washington
HGI Annuity Service Corporation	Delaware
Hochman & Baker Insurance Services, Inc.	Illinois
Hochman & Baker Investment Advisory Services, Inc.	Illinois
Hochman & Baker Securities, Inc.	Illinois
Hochman & Baker, Inc.	Illinois
IFN Insurance Agency, Inc.	Virginia
Jamestown Life Insurance Company	Virginia
LTC, Incorporated	Washington
Mayflower Assignment Corporation	New York
Newco Properties, Inc.	Virginia
Private Residential Mortgage Insurance Corporation	North Carolina

(1)	Genworth Financial, Inc. owns 99.6% of the shares of GE Seguros S.A. de C.V.

Exhibit 21

Professional Insurance Company (also doing business as PIC Life Insurance Company (California))	Texas
RD Plus S.A.	France
River Lake Insurance Company	South Carolina
River Lake Insurance Company II	South Carolina
Security Funding Corporation	Delaware
Sponsored Captive Re, Inc.	Vermont
Terra Financial Planning Group, Ltd.	Illinois
Terra Securities Corporation	Illinois
The Terra Financial Companies, Ltd.	Illinois
UK Group Holding Company Ltd	England
United Pacific Structured Settlement Company	Florida
Verex Assurance, Inc.	Wisconsin
Viking Insurance Company, Ltd.	Bermuda
WorldCover Direct Limited,	England
Genworth Mortgage Services, LLC	North Carolina